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                                                                    EXHIBIT 10.3

                  GLOBAL TELECOMMUNICATIONS OPERATIONS, INC.


                           CONTRACT NUMBER 1 (1996)

By and between the undersigned, FABIANA MEJIA VESGA, of legal age and resident of Santa Fe de Bogota, bearing the social security number 39'773.698, issued in Usaquen, who acts as legal representative of GLOBAL TELECOMMUNICATIONS OPERATIONS, INC., with the power thus invested in her and, who in this document shall hereinafter be referred to as THE CORPORATION on the one hand; and on the other hand SIEMENS AKTIENGESELLSCHAFT established and extant COMPANY in accordance with the laws of the Federal Republic of Germany, established in Berlin, and Munich, represented by SIEMENS CORPORATION, registered and licenced at the Commercial Register of the Chamber of Commerce of Bogota, in accordance with the Registration Number 003.206, represented in this transaction by OTLAND HERNANDEZ CHAPARRO AND ALBERTO GOMEZ DEL CORRAL, of legal age, residents of the city of Santa Fe de Bogota, bearing the social security number 17'023.898 and social security number 19'182.384, respectively, both issued in Bogota, firm established in Santa Fe de Bogota, all of which is demonstrated in the Certificate of Commercial and Sole Agency, issued by the Chamber of Commerce of Bogota, who shall hereinafter be referred to as THE CONTRACTOR, this contract has been made, consisting of the following clauses:..................

FIRST CLAUSE.  PURPOSE: THE CONTRACTOR agrees to transfer in the capacity of
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contract of sale to THE CORPORATION EWSD commutation equipment for a total of
40,716 telephone lines, distributed in two (2) new central moulds, in ten (10) new remote concentradores and one pre-existent, supply equipment, tools, spare parts, consumer materials, software for the above-mentioned lines, the SDH synchronous transport systems for Palmira, Yumbo and Jamundi, and the necessary materials for expansion, replacement, cabling or external plant transfer for a total of 71,350 pairs for the three areas, as well as the necessary materials for the construction of a linkage grid, between the central and remote concentradores, all of the above in accordance with that which is determined in the Technical Appendix.-----------------------------------------
PARAGRAPH:    For the purposes of interpretation of technical aspects of this document, the Technical Appendix shall take precedence over this contract.--------------------------------

SECOND CLAUSE. CONTRACT DOCUMENTS: The Technical Appendix shall form a part of this contract. The said Appendix includes, among others, and each in its own right, the following aspects: A) General summary of prices. B) List of Materials. C) Description of Services. D) Delivery Schedule. E) Diagrams. F) Readjustment formulas for future purchases. G) Training and education. H) Protocol of tests of approval for the partial reception and for the definitive reception. I) Technical specifications and characteristics of the goods and equipment.--------------------------------------------------------

TRANSITIONAL PARAGRAPH: The parties declare that the Technical Appendix attached to this contract is that which was prepared by THE CONTRACTOR who is in the process of reviewing said Appendix in connection with the observations presented by THE CORPORATION or its leaseholders. Therefore THE CONTRACTOR shall be
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conceded a period of fifteen (15) days to present her observations, that when received by THE CORPORATION or its leaseholders, shall be discussed within the five (5) following days and if said observations are found reasonable, the Technical Appendix shall be corrected accordingly. If THE CONTRACTOR fails to respond with respect to said observations within the fifteen (15) days herein conceded it shall be understood that the observations concerning the Technical Appendix are agreed to.--------------------

THIRD CLAUSE. VALUE OF THE CONTRACT: 1) The value of the CIP importation supplies described in the Technical Appendix of this contract is TWENTY MILLION SEVENTEEN HUNDRED THOUSAND NINE HUNDRED FORTY SEVEN AND 30/100 UNITED STATES DOLLARS (US$2O,017,947.30). The insurance and transportation costs in Colombia of the imported goods shall be paid by THE CORPORATION or its leaseholders. THE CORPORATION or its leaseholders shall assume and directly pay the tariff, the IVA and all other nationalization costs in Colombia, including that of the certification company selected. THE CONTRACTOR shall assume responsibility for all direct and indirect taxes, duties and any rates prevailing at the date of ratification of this contract that encumber THE CONTRACTOR.---------------------

FOURTH CLAUSE. FORM OF PAYMENT: THE CORPORATION shall pay THE CONTRACTOR the costs stipulated in the Third Clause in the following manner 1.) The sum of THREE MILLION TWO THOUSAND SIX HUNDRED NINETY TWO AND 09/100 UNITED STATES DOLLARS (US$3,002,692.09) as advance payment, which is the equivalent of fifteen percent (15%) of the CIP value of the imported goods, within the thirty days following the signing of this contract, once respective importation
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inspections have been approved (if applicable), payable by way of direct deposit to the order of SIEMENS AKTIENGESELLSCHAFT Depto OEN VK 73 in Munich Federal Republic of Germany. 2.) Eighty five percent (85%) of the value of each partial delivery of equipment in working order, by means of dealer financing in accordance with the following conditions: A) FINANCING BACKER: SIEMENS AKTIENGESELLSCHAFT. B) CREDIT TERM: 10 years beginning from each date of partial receipt of the equipment in working order. C) GRACE PERIOD: Six (6) months starting on each date of partial delivery of the equipment in working order. D) REDEMPTION TERMS: Eighty five percent (85%) of the total value of each partial delivery of the equipment in working order shall be paid in 20 biannual installments, equal and consecutive. The first installment shall be due six (6) months after each date of partial receipt of the equipment in working order. E) FINANCING INTEREST: Upon adverse balances an interest rate shall be applied equal to that of the Libor rate plus 1% a year, calculated starting from the date of CIP dispatch, payable together with each installment of capital. F)
GUARANTEES: 1. Promissory notes or bills of exchange duly signed jointly and mutually by TELEPALMIRA S.A. E.S.P., TELEYUMBO S.A. E.S.P. AND TELEJAMUNDI S.A. E.S.P. to the order of THE CONTRACTOR. 2. Pledging to the order of THE
CONTRACTOR of the revenue of TRANSTEL S.A. in TELEPALMIRA S.A. E.S.P.,, in accordance with the pledging contract, whose terms and conditions shall be established separately, and which shall be subject to the following conditions:
A. Pledging in possession of the creditor. B. In the event of non-fulfillment on the part of the Debtor, the Pledging Creditor shall be invested with the power to exercise the
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rights of share holder that correspond to the Debter in TELEPALMIRA S.A. E.S.P.
C. The Creditor shall be able, after one hundred twenty (120) days of delay, to collect the pledge. 3. Pledging to the order of THE CONTRACTOR of the revenue of TELEPALMIRA S.A. E.S.P., as follows: A. Sixty thousand dollars ($US60,000) every thirty days beginning the thirtieth (30) of October, 1996; and so on until the thirtieth of December of the same year. Beginning January 1st, 1997 fifty percent (50%) shall be pledged of the connection rights generated by the sale of the ten thousand five hundred (10,500) lines supplied by THE CONTRACTOR, by means of this CONTRACT and that shall be installed in Palmira. This pledging shall ensure that by the 31st of October, 1997, there exist a reserve able to cover two (2) installments of capital, plus interest, funds that shall be utilized as source of payment and simultaneously as guarantee of the same, such that the minimum total sum in this fund shall be the equivalent of one installment. B) Beginning October 1st, 1997, THE CORPORATION shall pledge the sum of one hundred seventy dollars (US$170,000) a month from the operational revenue for the purpose of guaranteeing the reserve that allows coverage of at least two (2) installments of capital plus interest. This procedure shall be implemented until the total payment of the debt. In any event, the maximum value to pledge shall be up to the sum of TWO MILLION UNITED STATES DOLLARS (US$2,000,000.00).-FIRST PARAGRAPH: DELAYED INTEREST PAYMENTS: In the event of delay in the payment of capital in the foreign exchange markets referred to in numbers 1 and/or 2 of this clause, in connection with the total amount in default THE CORPORATION shall acknowledge and pay SIEMENS AKTIENGESELLSCHAFT, in dollars and upon the
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presentation of the respective liquidation, the interests in default at the rate equal to that referred to in this clause, number 2e, with an increase of two percent (2%), calculated from the payment date of the sum in default, until the date in which said sum has been credited to the bank account of SIEMENS AKTIENGESELLSCHAFT.-------------------------------------------------------------
SECOND PARAGRAPH: THE CONTRACTOR states that she has presented the petition for coverage of the exported goods plus fifteen percent (15%) of the value of the imported goods which partially covers the value of the supplies and local/domestic repairs, through the national company of the Federal Republic of Germany, referred to as "HERMES". In the event that above-mentioned institution denies approval of said petition, the guarantees stipulated in Letter f) of the Fourth Clause shall continue to prevail, on the contrary, that is if HERMES grants said approval, the guarantees referred to in Letter f) under numbers 2 and 3 shall be declared null and void.-------------

FIFTH CLAUSE. DELIVERY TIME: THE CONTRACTOR agrees to deliver, all of the equipment and materials that compose the internal plant including its installation and being brought into operation, properly connected and in operation in accordance with the timetable in the Technical Appendix, if and when the advances have been received within the time period referred to in the Fourth Clause and the importation license duly approved, if applicable. For each delivery, the tests referred to in the Technical Appendix shall be carried out and only when the results shown correspond to at least those indicated in the said document a formal statement of definitive delivery of goods in operation shall be drawn up that shall be signed by the representatives of the
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participating parties that have been authorized in due form in writing for said event. If the agreed upon results are not shown THE CONTRACTOR agrees to adopt at her own risk and expense all necessary measures to be able to proceed with a new set of tests within the period of time agreed upon among the participants in the failed tests and that shall not imply an extension of the term stipulated and included in the Technical Appendix. The transactions of Definitive Receipt shall serve as the foundation for the causation of payments of the total amount stipulated under the clause pertaining to the form of payment.------------------ ------------------------------------------- SIXTH CLAUSE.

EXTENSION OF DELIVERY DATE: The specified time periods and other obligations referred to in this contract, shall be extended if the causes arise from force majeure or by chance, and if said causes are duly proven. In these cases, new time periods and obligations shall be indicated by mutual agreement, if and when the party encumbered by the occurrences caused by force majeure or by chance demonstrates this to the other party and notifies said party within three (3) days following the date when notification and proof are possible. The extension herein provided for in no event shall replace the term that the conditions of force majeure and chance occurrence impeded to the party that claims to fulfill their obligations or, in the event that a specified time period expires during the course of the occurrences, during the time passed between the date the occurrences began and that in which the obligation should have been complied with.----------------------------------------------------------

SEVENTH CLAUSE. TRADEMARKS AND PATENTS: THE CONTRACTOR guarantees THE CORPORATION the use of the trademarks and patents of the
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equipment, materials and elements she has agreed to supply. THE CONTRACTOR agrees to defend, at her own expense, at any trial initiated against THE CORPORATION, for the wrongful use of registered trademarks and patents and shall pay the penalties and expenses arising from such trials. If in the course of one of these lawsuits THE CORPORATION is judicially or administratively instructed to suspend use of one or more of the goods referred to herein, THE CONTRACTOR agrees to (A) guarantee to the third party its financial losses, as much as possible given the respective procedure, such that THE CORPORATION may continue using the goods without having resolved the issue of continuity or (B) in the event that the aforementioned proves judicially impossible, to supply him, within five (5) days after the order of cessation is issued, with replacement goods of similar characteristics or to make corrections in the goods, within the same period of five (5) days, that eliminate the infraction without harming its technical or performance characteristics. In both cases THE CORPORATION should be able to guarantee the continuity of public home telecommunication service.----------------------------------------------------------------------

EIGHTH CLAUSE. SCOPE OF THE GUARANTEE OF TECHNICAL QUALITY: The equipment THE CONTRACTOR shall supply to THE CORPORATION shall be new and of the best quality and shall be manufactured in a manner which ensures their resistance to the climate and the meteorological conditions of the places they are be installed. In the event of errors, including those arising from installation, THE CONTRACTOR shall be held responsible, to the exclusion of all other claims, in the following manner: -All parts that within one (1) year, from the date of the last partial
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definitive delivery of equipment in operation, that result unusable or which have been damaged due to defective construction, deficient materials or faulty manufacturing shall be supplied or repaired free of charge, if and when the maintenance during the warranty period was carried out in a satisfactory manner. THE CONTRACTOR must be officially notified of the existence of said defects within a maximum period of fifteen (15) days from the day in which the defects become known to the leaseholders of THE CORPORATION, that is, TELEPALMIRA S.A. E.S.P., TELEYUMBO S.A. E.S.P. AND TELEJAMUNDI S.S. E.S.P. -The parts replaced in accordance with the aforementioned literal, shall become the property of THE CONTRACTOR. -The warranty shall not cover aging, natural wear due to mechanical causes, nor shall it cover imperfections as a result of inappropriate or negligent handling, or as a result of the use of inappropriate servicing materials, such as defective repairs in the buildings, chemical and electrochemical factors originating from natural causes and not by fault of THE CONTRACTOR. -The warranty of the equipment implies the reparation or replacement of said equipment whenever necessary for its normal operation, however said obligation automatically expires after one (1) year, from the delivery date of goods in operation. -This guarantee of quality shall not cover the existing equipment at TELEPALMIRA S.A. E.S.P. and that are not referred to herein.
--------------------------------

NINTH CLAUSE. GUARANTEES: THE CONTRACTOR shall establish guarantees for THE CORPORATION and TELEPALMIRA S.A. E.S.P., TELEYUMBO S.A. E.S.P. AND TELEJAMUNDI S.A. E.S.P., issued by a Bank or Insurance Company legally authorized to function in Colombia, and which shall be founded upon the value of the
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contact that shall guarantee the compliance with the obligations referred to herein, as: (A) Full compliance with this contract including penalties in the amount of 10% of said contract and that shall prevail for the duration of its term plus three (3) months. (B) The quality and proper working order of the goods supplied in the amount of ten percent (10%) of the value of the imported goods referred to herein and which shall be valid for one (1) year from the definitive partial receipt of the goods in operation. The warranties referred to in the Literals a) and b) shall be established and presented to THE CORPORATION and their leaseholders by THE CONTRACTOR along with the proof of payment of the premium within the five (5) days following the date of ratification of this contract. The warranty referred to in literal b) shall be established in each of the dates of definitive partial receipt of the goods in operation.--------------

TENTH CLAUSE. REPLENISHMENT OF WARRANTY: THE CONTRACTOR agrees to replenish the total amount of the warranty whenever due to fines imposed on said warranty it should diminish or be depleted.----------------------------------------------

ELEVENTH CLAUSE. FINES: THE CONTRACTOR agrees to pay THE CORPORATION penalties or fines imposed due to delayed payment, a sum in the amount of one tenth of one percent (.1%) of the value of the supplies or goods not delivered within the stipulated time period, for each day of delay, without the value of the fines imposed exceeding ten percent (10%) of the total value of the contract. The fines shall be imposed through written notification, duly provided by THE CORPORATION or its leaseholders. THE CONTRACTOR shall be able to present its disclaimers within the five (5) calendar days following the date of receipt of the above-
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mentioned notification. THE CORPORATION or its leaseholders shall answer for the disclaimers within five (5) calendar days. In the event of confirmation of said fine, and if THE CONTRACTOR insists on its disclaimers, it shall have recourse to the Committing Clause referred to in the Fourteenth Clause within the five
(5) days following said confirmation.-------------------------------------------

PARAGRAPH: Once the fine is confirmed, THE CORPORATION shall be authorized to deduct the value of said fine, from the sum owed to THE CONTRACTOR, as well as the resulting interest at a three percent (3%) monthly rate, from the date of imposition of the fine on the part of THE CORPORATION.--------------------------

TWELFTH CLAUSE. REGISTERED OFFICE AND APPLICABLE LAW: For all legal purposes, New York shall be the contractual site. This contract shall be subject to the laws of the United States and any controversy that arises shall be referred to United States judges.-----------------------------------------------------------

THIRTEENTH CLAUSE. CONFIDENTIALITY: This contract as well as all information furnished by THE CORPORATION and its leaseholders to THE CONTRACTOR concerning the project for the duration of the negotiations as well as the information provided in the fulfillment of the contract shall be maintained by THE
CONTRACTOR in the strictest confidence, and said party shall be obligated to maintain the same secrecy as with its commercial secrets and privileged information. At the termination of the contract THE CONTRACTOR agrees to return the information received to THE CORPORATION or its leaseholders or to destroy said information and present proof of destruction signed by the fiscal investigator.--------------------------------------------------------
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FOURTEENTH CLAUSE.  RESOLUTION OF DIFFERENCES:  Any conflict that arises between the parties with respect to the making, executing, interpretation or termination of this contract shall be subject to the following procedure: A) When the conflict is known and within ten (10) days following this either party may solicit in writing from the other party that, within a time period of no more than five (5) days from the notification, the legal representatives of each party meet and endeavor to find a solution; and B) If the legal representatives fail to reach an agreement within the twenty (20) following days or they fail to meet within the five (5) days indicated in the previous literal, the dispute shall be subject to the decision of an arbitration court in accordance with the laws of the United States, which shall dictate its finding in law and shall be subject, with respect to their implementation, to the laws of said Court where, they shall also have their headquarters.----------------------------------------

FIFTEENTH CLAUSE. FUTURE PURCHASES AND SPARE PARTS: THE CONTRACTOR guarantees to THE CORPORATION the due supply of spare parts and materials required for the operation and maintenance of the goods supplied for the duration of ten (10) years from the date of definitive receipt. Also, THE CONTRACTOR agrees to comply with requests for future purchases of equipment and software that THE CORPORATION or its leaseholders present and shall offer these at the lowest price between A) the unitary prices referred to in the Technical Appendix of this contract readjusted in accordance with the readjustment formula included in the Technical Appendix, and B) the prevailing listed price on the date of the purchase order.-----------------------------------------------------------------
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SIXTEENTH CLAUSE.  SOLIDARITY:  To the end of counter-guaranteeing the obligations of GLOBAL TELECOMMUNICATIONS OPERATIONS INC., referred to herein, the corporations TELEPALMIRA S.A. E.S.P., TELEYUMBO S.A. E.S.P., TELEJAMUNDI S.A. E.S.P. AND TRANSTEL S.A., are mutually bound in said obligations under the responsibility of GLOBAL TELECOMMUNICATIONS OPERATIONS INC.---------------------

As proof the signing takes place in the city of Panama, the second (2nd) of May in the year nineteen ninety six (1996).

                  GLOBAL TELECOMMUNICATIONS OPERATIONS, INC.

                        ______________________________

                              FABIANA MEJIA VESGA

                               SPECIAL ATTORNEY

                            TELEPALMIRA S.A. E.S.P.

                            _______________________

                           JOSE FERNANDO RAMIREZ M.

                                GENERAL MANAGER

                          C.C. 10.074.883  OF PEREIRA

                             TELEYUMBO S.A. E.S.P.

                           _________________________

                           JORGE ENRIQUE MARTINEZ O.

                                GENERAL MANAGER
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                           C.C. 7.506.436 OF ARMENIA

                            TELEJAMUNDI S.A. E.S.P.



                             _____________________

                             GUILLERMO O. LOPEZ E.

                                GENERAL MANAGER

                            C.C. 16.616.481 OF CALI


                                 TRANSTEL S.A.


                               ________________

                             GUILERMO O. LOPEZ E/

                                   PRESIDENT

                            C.C. 16.614.481 OF CALI


                          SIEMENS AKTIENGESELLSCHAFT

                                REPRESENTED BY

                            SIEMENS COMPANY LIMITED
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ORLANDO HERNANDEZ                            ALBERTO GOMEZ DEL CORRAL
SPECIAL ATTORNEY                        DEPUTY VICE PRESIDENT
                                        OF TELECOMMUNICATIONS
C.C. 17023898 OF BOGOTA                 C.C. 19182381